Exhibit 99.1

BioSig Technologies Appoints Mr. Ferdinand Groenewald to Position of Interim Chief Financial Officer and Principal Accounting Officer

WESTPORT, CT, June 10, 2024 —BioSig Technologies, Inc. (NASDAQ: BSGM) or (“BioSig” or “the Company”), a medical technology company delivering unprecedented accuracy and precision to intra-cardiac signal visualization, today announced the appointment of Mr. Ferdinand Groenewald to the position of interim Chief Financial Officer.

Personal Bio, Ferdinand Groenewald, age 39

Ferdinand Groenewald is a certified public accountant with significant experience in finance and accounting. He currently serves as Vice President, Finance at Alaunos Therapeutics, Inc. Previously, Mr. Groenewald served as an Independent Outside Director at SYLA Technologies Co., Ltd.; an Independent Director at HeartCore Enterprises, Inc.; an Independent Director at Sushi Ginza Onodera, Inc.; an Accountant at Wrinkle, Gardner & Co. PC; a Senior Staff Accountant at Financial Consulting Strategies LLC; a Controller, VP-Finance & Accounting Officer at Sadot Group, Inc. and a Chief Financial Officer at the same company; and Chief Accounting Officer & VP-Finance at Muscle Maker Development LLC. Mr. Groenewald obtained an undergraduate degree from the University of South Africa.

BioSig’s CEO, Anthony Amato stated, “I am excited to announce the addition of Ferdinand Groenewald to the evolving team at BioSig. Mr. Groenewald’s unique financial expertise will be a key asset to help drive our strategic decisions going forward. Mr. Groenewald provides a deep understanding of specific financial principles that will align with our newly planned broader business strategy. This will play a pivotal role in shaping growth opportunities to increase shareholder value.”

About BioSig Technologies, Inc. (NASDAQ: BSGM)

BioSig Technologies is a medical technology company focused on deciphering the body’s electrical signals, starting with heart rhythms. By leveraging a first of its kind combination of hardware and software, we deliver unprecedented cardiac signal clarity, ending the reliance on ‘mixed signals’ and ‘reading between the lines.’ Our platform technology is addressing some of healthcare’s biggest challenges—saving time, saving costs, and saving lives.

The Company’s product, the PURE EP™ Platform, an FDA 510(k) cleared non-invasive class II device, provides superior, real-time signal visualization allowing physicians to perform highly targeted cardiac ablation procedures with increased procedural efficiency and efficacy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) BioSig’s ability to regain compliance with and meet the continued listing requirements of the Nasdaq Capital Market to maintain listing of its common stock; (ii) our cost reduction plan and associated workforce reduction or other cost-saving measures not reaching the targeted reduction of cash burn by 50%; (iii) the geographic, social, and economic impact of pandemics or worldwide health issues on BioSig’s ability to conduct its business and raise capital in the future when needed; (iv) BioSig’s inability to manufacture its products and product candidates on a commercial scale on its own, or in collaboration with third parties; (v) difficulties in obtaining financing on commercially reasonable terms; (vi) changes in the size and nature of BioSig’s competition; (vii) loss of one or more key executives or scientists; and (viii) difficulties in securing regulatory approval to market BioSig’s products and product candidates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause BioSig’s actual results to differ from those contained in forward-looking statements, see BioSig’s filings with the Securities and Exchange Commission (“SEC”), including the section titled “Risk Factors” in BioSig’s Annual Report on Form 10-K, filed with the SEC on April 16, 2024. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contact:

Todd Adler

BioSig Technologies, Inc.

Investor Relations

55 Greens Farms Rd

Westport, CT 06880

tadler@biosigtech.com

203-409-5444 ext. 104

or

Anthony Amato, Chief Executive Officer

aamato@biosigtech.com

203-409-5444 ext. 102